EXHIBIT 10.3

STANDSTILL AGREEMENT

This STANDSTILL AGREEMENT (this “Agreement”) is made as of November 28, 2007, by and among Integrated Silicon Solution, Inc., a Delaware corporation (“Company”), Riley Investment Management, LLC, a Delaware limited liability company, Riley Investment Partners Master Fund, L.P., a Cayman Islands limited partnership, Bryant R. Riley, B. Riley & Co. Retirement Trust, a California trust, and B. Riley & Co., LLC, a Delaware limited liability company (collectively, the “Holders”).

For and in consideration of the covenants and agreements set forth in that certain letter dated November 28, 2007 from the Company, and countersigned by each of the Holders (the “Letter Agreement”), the Holders agree, on each of their behalf, and on behalf of each of their “affiliates” (as that term is defined in Rule 12b-2 of the rules and regulations promulgated under the Exchange Act (as defined below)) (an “Affiliate”) to take or abstain from taking certain actions, as described in this Agreement.

1. Standstill. Each Holder agrees that for a period (“Restricted Period”) commencing with the effective date of this Agreement pursuant to Section 3 and ending on the date that proxies for the Company’s 2011 annual meeting of stockholders are first solicited by the Company (or March 31, 2011, if earlier), neither such Holder nor any Affiliate of such Holder shall, without the prior written consent of the Company:

(a) acquire, offer to acquire, or agree to acquire, or encourage or suggest to any third party that they acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any material amount of assets of the Company or any subsidiary or division thereof or of any successor or controlling person to the Company or any subsidiary or division thereof;

(b) acquire, offer to acquire, or agree to acquire, or encourage or suggest to any third party that they acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights to acquire any voting securities of the Company or any subsidiary thereof, such that the Holders hold, together, more than the sum of (x) 1% of the outstanding voting securities of the Company (including any such securities held prior to the contact by such Holder or Affiliate of a Holder) and plus (y) the percentage of securities beneficially held in the aggregate by the Holders and their Affiliates immediately after the Tender Offer Closing;

(c) make, or in any way participate, directly or indirectly, or encourage or suggest to any third party that they make, or in any way participate, in any “solicitation” of “proxies” to vote (as such terms are used in the rules of the Securities and Exchange Commission (“SEC”)), or seek to advise or influence any person or entity with respect to the voting of any voting securities of the Company with respect to (i) a transaction described in (a) or (b) above, (ii) any extraordinary transaction, such as a merger, reorganization or liquidation involving the Company or any subsidiary or division thereof, (iii) any material change in the present board of directors or management of the Company or any subsidiary or division thereof, including, but not limited to, any plans or proposals to change the number or the term of directors, to remove any director or to fill any existing vacancies on the board, or to change any material term of the employment contract of any executive officer, (iv) the opposition of any person nominated by the Company’s management or nominating committee, (v) any material change in the Company’s capital structure or business, or (vi) any other action to or seek to control or influence the management, Board of Directors or policies of the Company;

(d) make any public announcement with respect to any matter described in subparagraphs (a), (b) and (c) above;

(e) form, join or in any way participate in a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with any of the foregoing;

(f) take any action that could reasonably be expected to require the Company to make a public announcement regarding the possibility of any of the events described in clauses (a) through (e) above; or

(g) request the Company or any of its Affiliates, directly or indirectly, in any public manner to amend or waive any provision of this paragraph (including this subparagraph).

2. No Restrictions on Providing Research Reports.

(a) Nothing in this Agreement shall restrict, or be construed to limit, the non-public statements which may be made, or the actions which may be taken, by a Holder or any Affiliate of a Holder in his or her capacity as an investment manager with respect to investment advisory clients of Riley Investment Management LLC.

(b) Nothing in the Agreement shall restrict, or be construed to limit, the statements which may be made in research reports (or addendums or communications related thereto) of B. Riley & Co., LLC so long as Bryant Riley does not prepare or otherwise participate in the preparation of such research reports or communications.

3. Effectiveness of Agreement. This Agreement shall become effective immediately upon the closing of the tender offer as approved by the ISSI Board of Directors on November 27, 2007, to purchase up to $70.0 million of its common stock in a “fixed price” tender offer where the Company has purchased and paid for all shares tendered at $7.00 up to $70.0 million pursuant to tender offer materials to be filed by the Company with the Securities and Exchange Commission no later than December 7, 2007 (the “Tender Offer Closing”).]

4. Successors and Assigns; Waiver and Amendment. The provisions of this Agreement shall inure to the benefit of and be binding upon the Company, each of the Holders and their respective Affiliates, successors and assigns, including any successor to any Holder or the Company or substantially all of the Company’s assets or business, by merger, consolidation, purchase of assets, purchase of stock or otherwise. No failure or delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver thereof, and no single or partial exercise of any such right, power or privilege will preclude any other or future exercise thereof or the exercise of any other right, power or privilege under this Agreement. No provision of this Agreement can be waived or amended except by means of a written instrument that is validly executed on behalf of each of the parties and that refers specifically to the particular provision or provisions being waived or amended. Any such amendment or waiver by or on behalf of the Company, and any other action that may be taken by or on behalf of the Company pursuant to this Agreement, shall require the approval of a majority of the authorized members of the Company’s Board of Directors.

5. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, and shall be binding upon the parties hereto in the United States and worldwide.

6. Remedies; Severability. Each Holder agrees that its obligations hereunder are necessary and reasonable in order to protect the Company and its business, and expressly agrees that monetary damages may be inadequate to compensate the Company for any breach by any of the Holders of any their respective covenants and agreements set forth herein. Accordingly, each Holder agrees and acknowledges that any such violation or threatened violation may cause irreparable injury to the Company and that, in addition to any other remedies that may be available, in law, in equity or otherwise, the Company shall be entitled to seek injunctive relief against the threatened breach of this Agreement or the continuation of any such breach, without the necessity of proving actual damages. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

7. Entire Agreement. This Agreement and the Letter Agreement constitute the entire agreement between the parties hereto and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

INTEGRATED SILICON SOLUTION, INC.

By:	/s/ Jimmy S.M. Lee
Name:	Jimmy S.M. Lee
Title:	Chairman and CEO

RILEY INVESTMENT MANAGEMENT, LLC

By:	/s/ Bryant R. Riley
Bryant R. Riley, Managing Member

RILEY INVESTMENT PARTNERS MASTER FUND, L.P.

By:	Riley Investment Management, LLC, its General Partner

By:	/s/ Bryant R. Riley
Bryant R. Riley, Managing Member

/s/ Bryant R. Riley
Bryant R. Riley

B. RILEY & CO. RETIREMENT TRUST

By:	/s/ Bryant R. Riley
Bryant R. Riley, Trustee

B. RILEY & CO., LLC

By:	/s/ Bryant R. Riley
Bryant R. Riley, Chairman

STANDSTILL AGREEMENT

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